Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), is dated as of May 15, 2012, among ARCH WESTERN FINANCE, LLC, a Delaware limited liability company (the “Company”), ARCH WESTERN BITUMINOUS GROUP, LLC, a Delaware limited liability company (“AWBG”), ARCH WESTERN RESOURCES, LLC, a Delaware limited liability company (“Arch Western”), ARCH OF WYOMING, LLC, a Delaware limited liability company (“Arch of Wyoming”), MOUNTAIN COAL COMPANY, L.L.C., a Delaware limited liability company (“Mountain Coal”), THUNDER BASIN COAL COMPANY, L.L.C., a Delaware limited liability company (“Thunder Basin”), TRITON COAL COMPANY, LLC, a Delaware limited liability company (together with AWBG, Arch Western, Arch of Wyoming, Mountain Coal and Thunder Basin, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., a national banking association organized and existing under the laws of the United States of America (formerly known as The Bank of New York Trust Company, N.A., as successor to The Bank of New York), as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company and certain of the Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of June 25, 2003 (as supplemented by the First Supplemental Indenture (as defined below), the “Indenture”), providing for the issuance of the Company’s 6 3/4% Senior Notes due 2013 (the “Securities”), and the Company and the Guarantors have heretofore executed and delivered to the Trustee a related First Supplemental Indenture, dated as of October 22, 2004 (the “First Supplemental Indenture”);

WHEREAS, $450,000,000 in aggregate principal amount of the Securities are currently outstanding;

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, the Company, the Guarantors and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Securities (subject to certain exceptions);

WHEREAS, the Company desires to enter into, and has requested the Trustee to join with it and the Guarantors in entering into, this Second Supplemental Indenture for the purpose of amending the Indenture and the Securities in certain respects as permitted by Section 9.02 of the Indenture;

WHEREAS, the Company has solicited consents relating to this Second Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement, dated May 1, 2012, and the related Consent and Letter of Transmittal (which together, including any amendments, modifications or supplements thereto, constitute the “Tender Offer”);

WHEREAS, (a) the Company has received the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Second Supplemental Indenture, (b) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Second Supplemental Indenture an Opinion of Counsel and Officers’ Certificate relating to this Second Supplemental Indenture as contemplated by Sections 9.08 and 13.04 of the Indenture, and (c) the Company and the Guarantors have satisfied all other conditions required under Article Nine of the Indenture to enable the Company, the Guarantors and the Trustee to enter into this Second Supplemental Indenture;

WHEREAS, all acts and requirements necessary to make this Second Supplemental Indenture the legal, valid and binding obligation of each of the Company and the Guarantors have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

AMENDMENTS TO THE INDENTURE AND THE SECURITIES

Section 1.1  AMENDMENTS TO ARTICLES THREE, FOUR, FIVE AND SIX OF THE INDENTURE.

(a)  The Indenture is hereby amended by deleting the following Sections and clauses of the Indenture and all references and definitions related thereto in their entirety:

Section 4.02 (Corporate Existence);

Section 4.03 (Maintenance of Properties);

Section 4.04 (Insurance);

Section 4.06 (Limitation on Debt);

Section 4.07 (Limitation on Liens);

Section 4.08 (Limitation on Restricted Payments);

Section 4.09 (Limitation on Asset Sales);

Section 4.10 (Limitation on Transactions with Affiliates);

Section 4.11 (Change of Control);

Section 4.12 (Limitation on Sale and Leaseback Transactions);

Section 4.13 (Guarantees by Restricted Subsidiaries);

Section 4.14 (Limitation on Restrictions on Distributions from Restricted Subsidiaries);

Section 4.15 (Designation of Unrestricted and Restricted Subsidiaries);

Section 4.16 (Payment of Taxes and Other Claims);

Section 4.18 (Legal Existence);

Section 4.19 (Waiver of Stay, Extension or Usury Laws);

Section 4.21 (Covenant Termination);

Clause (b) of Section 4.05 (Statement as to Compliance);

Clauses (iii), (iv) and (v) of Section 5.01(b) (Consolidation, Merger or Sale of Assets);

Clause (iii) of Section 5.01(c) (Consolidation, Merger or Sale of Assets); and

Clauses (v), (vi), (vii), (viii), (ix) and (x) of Section 6.01(a) (Events of Default).

All such deleted Sections and clauses are replaced with “[Intentionally Omitted]”.

(b)  The first sentence of the second unnumbered paragraph of Section 3.02 (Notices to Trustee) of the Indenture is hereby deleted in its entirety and replaced with the following:

“The Issuer shall give each notice to the Trustee provided for in this Section 3.02 in writing at least three days before the date notice is mailed to the Holders pursuant to Section 3.04 unless the Trustee consents to a shorter period.”

(c)  Section 3.04(a) (Notice of Redemption) of the Indenture is hereby deleted in its entirety and replaced with the following:

“(a)  At least three days but not more than 60 days before a date for redemption of Notes, the Issuer shall mail a notice of redemption by first-class mail to each Holder to be redeemed and shall comply with the provisions of Section 13.02(b).”

(d)  Section 4.17 (Reports to Holders) of the Indenture is hereby deleted in its entirety and replaced with the following:

“Section 4.17.                                    Reports to Holders.  The Company shall comply with the provisions of TIA Section 314(a), as applicable.”

(e)  Clause (ii) of Section 5.01(c) (Consolidation, Merger or Sale of Assets) of the Indenture is hereby deleted in its entirety and replaced with the following:

“(ii)                            (1)                                 either (x) the Subsidiary Guarantor shall be the Surviving Person or (y) the entity formed by such consolidation or into which the Subsidiary Guarantor is merged, expressly assumes, by a Guarantee or a supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such surviving Person the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee; and

(2)                                 the Surviving Person, if other than the Subsidiary Guarantor, is a corporation or limited liability company organized under the laws of the United States, any state thereof or the District of Columbia and immediately after giving effect to the transaction and any related Incurrence of Debt of, no Default or Event of Default shall have occurred and be continuing.”

Section 1.2  AMENDMENTS TO THE SECURITIES.

(a)  The first sentence of Paragraph 6 of the Securities issued under CUSIP No. 03939RAB6 is hereby deleted in its entirety and replaced with the following:

“Notice of redemption will be mailed first-class postage prepaid at least three days but not more than 60 days before the Redemption Date to the Holder of this Note to be redeemed at the addresses contained in the Security Register.”

(b)  The first sentence of Paragraph 7 of the Securities issued under CUSIP No. 03939RAA8 is hereby deleted in its entirety and replaced with the following:

“Notice of redemption will be mailed first-class postage prepaid at least three days but not more than 60 days before the Redemption Date to the Holder of this Note to be redeemed at the addresses contained in the Security Register.”

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1  CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.2  INDENTURE.  Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Second Supplemental Indenture shall control.

Section 2.3  NEW YORK LAW TO GOVERN.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE.

Section 2.4  SUCCESSORS.  All agreements of the Company and the Guarantors in this Second Supplemental Indenture and the Securities shall bind their respective successors.  All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

Section 2.5  COUNTERPARTS.  The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.  The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 2.6  SEVERABILITY.  In case any one or more of the provisions in this Second Supplemental Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.7  THE TRUSTEE.  The Trustee accepts the amendments of the Indenture effected by this Second Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

Section 2.8  EFFECTIVENESS.  The provisions of this Second Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto.  Notwithstanding the foregoing sentence, the provisions of this Second Supplemental Indenture shall become operative only upon the purchase by the Company, pursuant to the Tender Offer, of at least a majority in aggregate principal amount of the outstanding Securities (excluding any Securities owned by the Company, any Guarantor or any of their respective Affiliates), with the result that the amendments to the Indenture effected by this Second Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such purchase shall not occur.  The Company shall notify the Trustee promptly after the occurrence of such purchase or promptly after the Company shall determine that such purchase will not occur.

Section 2.9  ENDORSEMENT AND CHANGE OF FORM OF SECURITIES.  Any Securities authenticated and delivered after the close of business on the date that this Second Supplemental Indenture becomes operative in substitution for Securities then outstanding and all Securities presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Company, with a notation as follows:

“Effective as of May 15, 2012, certain restrictive covenants of the Company and certain Events of Default have been eliminated or limited, as provided in the Second Supplemental Indenture, dated as of May 15, 2012, by and among the Company, the Guarantors and the Trustee.  Reference is hereby made to such Second Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

Section 2.10  EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year written above.

ARCH WESTERN FINANCE, LLC			ARCH WESTERN BITUMINOUS GROUP, LLC

By:	/s/ James E. Florczak		By:	/s/ James E. Florczak
	Name:	James E. Florczak		Name:	James E. Florczak
	Title:	Vice President & Treasurer		Title:	Vice President & Treasurer

ARCH WESTERN RESOURCES, LLC			ARCH OF WYOMING, LLC

By:	/s/ James E. Florczak		By:	/s/ James E. Florczak
	Name:	James E. Florczak		Name:	James E. Florczak
	Title:	Vice President & Treasurer		Title:	Vice President & Treasurer

MOUNTAIN COAL COMPANY, L.L.C.			THUNDER BASIN COAL COMPANY, L.L.C.

By:	/s/ James E. Florczak		By:	/s/ James E. Florczak
	Name:	James E. Florczak		Name:	James E. Florczak
	Title:	Vice President & Treasurer		Title:	Vice President & Treasurer

TRITON COAL COMPANY, LLC

By:	/s/ James E. Florczak
	Name:	James E. Florczak
	Title:	Vice President & Treasurer

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., AS TRUSTEE

By:	/s/ R. Tamas
	Name:	R. Tamas
	Title:	Vice President